Exhibit 99.1
MOHEGAN ANNOUNCES FOURTH QUARTER FISCAL 2022 OPERATING RESULTS
Uncasville, Connecticut, December 20, 2022 – Mohegan Tribal Gaming Authority (“MTGA,” “Mohegan,” “we” or “our” ) today announced operating results for its fourth fiscal quarter ended September 30, 2022.

Mohegan Operating Results

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$412,994	$391,235	$21,759	5.6%
Income from operations	63,463	64,950	(1,487)	(2.3)%
Net income attributable to MTGA	29,750	23,974	5,776	24.1%
Adjusted EBITDA[1]	99,759	110,240	(10,481)	(9.5)%
“Our Adjusted EBITDA for fiscal 2022 of $403.9 million was the highest in our 26-year history,” said Raymond Pineault, Chief Executive Officer of Mohegan. “The first full fiscal year of operations of Mohegan Casino Las Vegas, the launch of Mohegan Digital, and the reopening and ramp-up of Niagara Resorts, all contributed to these results.”

Carol Anderson, Chief Financial Officer of Mohegan, also noted, “Our Adjusted EBITDA margin of 24.2% for the quarter was 260 basis points higher than our pre-COVID-19 fourth quarter of fiscal 2019. Compared with the prior-year period, our Adjusted EBITDA margin declined due to the continued reintroduction of certain lower margin non-gaming amenities, as well as increased labor and utilities costs.”

The growth in net revenues compared with the prior-year period was primarily driven by a full period of operations and a return to relatively normal operating conditions at the Niagara Resorts, combined with the continued growth in our online casino gaming and sports wagering operations in Connecticut.

Mohegan Sun

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$236,761	$241,402	$(4,641)	(1.9)%
Income from operations	48,566	58,116	(9,550)	(16.4)%
Net income	49,263	58,543	(9,280)	(15.9)%
Adjusted EBITDA	65,160	76,609	(11,449)	(14.9)%
Net revenues decreased $4.6 million compared with the prior-year period, primarily due to declines in both slot and table game revenues, reflecting lower overall gaming volumes and hold percentages. These results were partially offset by higher non-gaming revenues. Adjusted EBITDA of $65.2 million was 14.9% unfavorable compared with the prior-year period, in which we had significantly lower labor, marketing and other operating expenses. The Adjusted EBITDA margin of 27.5% was 160 basis points favorable compared with our pre-COVID-19 fourth quarter of fiscal 2019, but 420 basis points unfavorable compared with the prior-year period.

1 Refer to the Reconciliation of Non-US GAAP Financial Measures for a discussion and reconciliation of Adjusted EBITDA.

Mohegan Pennsylvania

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$64,678	$68,087	$(3,409)	(5.0)%
Income from operations	10,315	12,418	(2,103)	(16.9)%
Net income	10,318	11,649	(1,331)	(11.4)%
Adjusted EBITDA	13,218	15,608	(2,390)	(15.3)%
Net revenues decreased $3.4 million compared with the prior-year period primarily due to lower gaming revenues as a result of lower gaming volumes and table game hold percentage. Non-gaming revenues increased $1.1 million compared with the prior-year period primarily driven by higher food and beverage revenues. Adjusted EBITDA decreased $2.4 million, or 15.3%, compared with the prior-year period, primarily due to the decrease in net revenues. Adjusted EBITDA margin of 20.4% was 190 basis points favorable compared with our pre-COVID-19 fourth quarter fiscal 2019, but 250 basis points unfavorable compared with the prior-year period.

Niagara Resorts

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$84,544	$58,009	$26,535	45.7%
Income from operations	14,326	12,915	1,411	10.9%
Net income	12,037	9,658	2,379	24.6%
Adjusted EBITDA	17,891	16,744	1,147	6.9%
Net revenues of $84.5 million and Adjusted EBITDA of $17.9 million were $26.5 million and $1.1 million favorable compared with the prior-year period, respectively, reflecting a full period of operations and a return to relatively normal operating conditions. The Niagara Resorts were temporarily closed effective March 18, 2020, following the outbreak of COVID-19, and reopened on July 23, 2021 under various COVID-19 related restrictions. Adjusted EBITDA margin of 21.2% was 1,000 basis points favorable compared with our pre-COVID-19 fourth quarter of fiscal 2019, but 770 basis points unfavorable compared with the prior-year period.

Management, development and other

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$15,887	$16,318	$(431)	(2.6)%
Income from operations	997	4,451	(3,454)	(77.6)%
Net income	6,880	3,582	3,298	92.1%
Adjusted EBITDA	10,402	12,103	(1,701)	(14.1)%
Adjusted EBITDA of $10.4 million was 14.1% unfavorable compared with the prior-year period, primarily due to increased labor costs and higher costs related to certain other professional services. The increase in net income was primarily driven by a gain on fair value adjustment due to changes in the estimated fair value of the warrants and put option related to Inspire Korea, partially offset by higher interest expense and the decline in income from operations.

All other

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$12,388	$8,703	$3,685	42.3%
Income (loss) from operations	618	(1,035)	1,653	N.M.
Net loss	(913)	(2,548)	1,635	64.2%
Adjusted EBITDA	2,490	572	1,918	335.3%
N.M. = Not meaningful
Adjusted EBITDA of $2.5 million was primarily driven by the continued growth in our online casino gaming and sports wagering operations in Connecticut. On August 2, 2022, we launched “PlayFallsview,” our new digital gaming platform in the Province of Ontario.

Corporate

	Three Months Ended		Variance
($ in thousands, unaudited)	September 30, 2022	September 30, 2021	$	%
Net revenues	$104	$298	$(194)	(65.1)%
Loss from operations	(11,363)	(21,899)	10,536	48.1%
Net loss	(47,839)	(56,894)	9,055	15.9%
Adjusted EBITDA	(9,406)	(11,380)	1,974	17.3%
Adjusted EBITDA was $2.0 million favorable compared with the prior-year period, primarily due to lower payroll costs.

Other Information
Liquidity
As of September 30, 2022 and September 30, 2021, Mohegan held cash and cash equivalents of $164.7 million and $149.8 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, Mohegan had $243.0 million of borrowing capacity under its senior secured credit facility and line of credit as of September 30, 2022. In addition, inclusive of letters of credit, which reduce borrowing availability, the Niagara Resorts had $120.1 million of borrowing capacity under the Niagara Resorts revolving credit facility and swingline facility as of September 30, 2022.
Conference Call
Mohegan will host a conference call regarding its fourth quarter fiscal 2022 operating results on December 20, 2022 at 11:00 a.m. (Eastern Standard Time).
Those interested in participating on the call should dial as follows:
(877) 407-0890
+1(201) 389-0918 (International)

A live stream and subsequent replay of the call will also be available at: https://www.webcast-eqs.com/mohegan20221220

Call-in participants should join five minutes in advance to ensure they are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a replay of the entire conference call commencing two hours after the call’s completion on Tuesday, December 20, 2022. This replay will run through Tuesday, January 3, 2023.

About Mohegan
Mohegan is the owner, developer, and manager of premier entertainment resorts in the United States, Canada, and Northern Asia. Mohegan’s U.S. operations include resorts in Connecticut, Washington, Pennsylvania, New Jersey, and Nevada; Canadian operations are based in Niagara Falls, Ontario; and Mohegan INSPIRE is located in Incheon, South Korea. The brand’s iGaming division, Mohegan Digital, provides cutting-edge online gaming solutions to Mohegan’s loyal fan base and meets the digital needs of customers on a global scale. Mohegan is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on Mohegan and its properties, please visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements
Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mohegan. Information concerning potential factors that could affect Mohegan’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as in Mohegan’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. Mohegan does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. Mohegan cannot assure that projected results or events will be achieved or will occur.

Contact:
Carol K. Anderson
Chief Financial Officer
Mohegan
(860) 862-8000

MOHEGAN TRIBAL GAMING AUTHORITY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended
	September 30, 2022	September 30, 2021
Revenues:
Gaming	$281,668	$286,704
Food and beverage	38,567	28,422
Hotel	30,839	28,425
Retail, entertainment and other	61,920	47,684
Net revenues	412,994	391,235
Operating costs and expenses:
Gaming	148,774	141,331
Food and beverage	31,655	22,774
Hotel	12,897	10,190
Retail, entertainment and other	22,932	13,978
Advertising, general and administrative	82,390	76,919
Corporate	14,654	26,071
Depreciation and amortization	24,972	25,833
Impairment of tangible assets	5,886	—
Other, net	5,371	9,189
Total operating costs and expenses	349,531	326,285
Income from operations	63,463	64,950
Other income (expense):
Interest income	(145)	(6)
Interest expense, net	(55,259)	(43,588)
Gain on modification and early extinguishment of debt	633	2,185
Gain on fair value adjustment	22,385	—
Other, net	2,863	4,392
Total other expense	(29,523)	(37,017)
Income before income tax	33,940	27,933
Income tax provision	(4,257)	(3,748)
Net income	29,683	24,185
(Income) loss attributable to non-controlling interests	67	(211)
Net income attributable to Mohegan Tribal Gaming Authority	$29,750	$23,974

MOHEGAN TRIBAL GAMING AUTHORITY
RECONCILIATION OF NON-US GAAP FINANCIAL MEASURES
Adjusted EBITDA Explanation:
Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Mohegan historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents EBITDA further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation.
Adjusted EBITDA provides an additional way to evaluate Mohegan’s operations and, when viewed with both Mohegan’s GAAP results and the reconciliation provided, Mohegan believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) Mohegan believes it enhances an overall understanding of Mohegan’s past and current financial performance; (2) Mohegan believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of Mohegan’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) Mohegan uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.
The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any US GAAP financial measure including net income (as an indicator of Mohegan’s performance) or cash flows provided by operating activities (as an indicator of Mohegan’s liquidity), nor should it be considered as an indicator of Mohegan’s overall financial performance. Mohegan’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization, that are items that have been incurred in the past and will continue to be incurred in the future; and therefore, should be considered in the overall evaluation of Mohegan’s results. Mohegan compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliation to the US GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. Mohegan strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

	Three Months Ended September 30, 2022
	Mohegan Sun	Mohegan Pennsylvania	Niagara Resorts	Management, development and other	All other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MTGA	$49,263	$10,318	$12,037	$6,880	$(913)	$(47,839)	$4	$29,750
Income (loss) attributable to non-controlling interests	—	—	—	251	(318)	—	—	(67)
Income tax (benefit) provision	—	—	4,468	(211)	—	—	—	4,257
Interest income	(46)	(3)	(58)	252	—	(30)	30	145
Interest expense, net	53	—	2,968	14,131	1,849	36,288	(30)	55,259
Gain (loss) on modification and early extinguishment of debt	(704)	—	71	—	—	—	—	(633)
Gain on fair value adjustment	—	—	—	(22,385)	—	—	—	(22,385)
Other, net	—	—	(5,160)	2,079	—	218	—	(2,863)
Income (loss) from operations	48,566	10,315	14,326	997	618	(11,363)	4	63,463
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(251)	318	—	—	67
Depreciation and amortization	16,717	2,956	3,666	10	1,559	64	—	24,972
Impairment of tangible assets	—	—	—	5,886	—	—	—	5,886
Other, net	(123)	(53)	(101)	3,760	(5)	1,893	—	5,371
Adjusted EBITDA	$65,160	$13,218	$17,891	$10,402	$2,490	$(9,406)	$4	$99,759

	Three Months Ended September 30, 2021
	Mohegan Sun	Mohegan Pennsylvania	Niagara Resorts	Management, development and other	All other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MTGA	$58,543	$11,649	$9,658	$3,582	$(2,548)	$(56,894)	$(16)	$23,974
Income attributable to non-controlling interests	—	—	—	211	—	—	—	211
Income tax provision	—	—	3,666	82	—	—	—	3,748
Interest income	(4)	—	(10)	22	—	(2)	—	6
Interest expense, net	435	2,016	3,142	1,590	1,729	34,676	—	43,588
Gain (loss) on modification and early extinguishment of debt	(858)	(1,247)	55	—	(216)	81	—	(2,185)
Other, net	—	—	(3,596)	(1,036)	—	240	—	(4,392)
Income (loss) from operations	58,116	12,418	12,915	4,451	(1,035)	(21,899)	(16)	64,950
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(211)	—	—	—	(211)
Depreciation and amortization	17,195	3,172	3,870	6	1,550	40	—	25,833
Other, net	1,298	18	(41)	7,857	57	10,479	—	19,668
Adjusted EBITDA	$76,609	$15,608	$16,744	$12,103	$572	$(11,380)	$(16)	$110,240